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                           1996 DIRECTOR PLAN OF
                         MINERAL DEVELOPMENT, INC.


     1. Purpose. The purpose of this Plan is to attract and retain to Mineral Development, Inc., a Texas corporation (the "Company"), qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, and of stimulating the active interest of these persons in the development and financial success of the Company by providing for stock ownership in the Company by such persons.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Annual Director Fee" shall mean an annual fee of $12,000 payable in four (4) equal quarterly amounts to each Director on the first business day following the end of each fiscal quarter beginning with the fiscal quarter ended September 30, 1996 (collectively, such four (4) business days being the "Quarterly Payment Dates"), paid fifty percent (50%) in cash and fifty percent (50%) in Common Stock of the Company.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

          (d) "Date of Grant" shall mean the date on which an Option is granted to a Director pursuant to Section 5 hereof.

          (e)  "Director" shall mean a member of the Board.

          (f) "Fair Market Value" of a Share on any date of reference shall be the average closing price of the Common Stock over the five (5) trading days immediately preceding such date. For this purpose, the closing price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Common Stock are included in the Nasdaq National Market ("Nasdaq-NMS") or are reported on a consolidated transaction reporting system, the last sales price of the Common Stock on such system, (iii) if the Common Stock is otherwise quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iv) if none of clause (i), (ii) or (iii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding trading days.

          (g) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

          (h) "Nonqualified Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (i) "Option" (when capitalized) shall mean any stock option granted under Section 5 of this Plan.

          (j) "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

          (k) "Plan" shall mean this 1996 Director Plan of Mineral Development, Inc.

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          (l)  "Quarterly Payment Dates" shall have the meaning set forth in
Section 2(a).

          (m)  "Share(s)" shall mean a share or shares of the Common Stock.

          (n) "Share Price" shall mean the greater of $3.00 per Share or the Fair Market Value of a Share of Common Stock on the day following the 1996 Annual Meeting of Shareholders.

          (o) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Shares and Options. The maximum number of Shares to be issued in consideration of the Common Stock component of the Annual Director Fee paid under Section 4 or pursuant to Options granted under Section 5 of this Plan shall be One Million (1,000,000) Shares. Shares issued in consideration of the Common Stock component of the Annual Director Fee or pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, such Shares shall thereafter be available for the payment of the Common Stock component of the Annual Director Fee and for the granting of Options hereunder. Any Option granted hereunder shall be a Nonqualified Stock Option.

     4. Annual Director Fee. On each of the Quarterly Payment Dates, each Director shall receive one-fourth of the Annual Director Fee, fifty percent (50%) paid in cash and fifty percent (50%) paid in Common Stock. For purposes of payment of the Common Stock component of the Annual Director Fee, the value of the Common Stock will be the Fair Market Value of the Common Stock on the first business day following the end of each fiscal quarter.

     5.   Automatic Grant of Options.

          (a) An Option to purchase ONE HUNDRED THOUSAND (100,000) Shares of the Common Stock shall automatically be granted to each Director on a nondiscriminatory basis on the date such Director is initially elected or appointed a Director of the Company, or, in the case of current Directors, upon their election or reelection at the 1996 Annual Meeting of Shareholders.


          (b) Each Option shall be evidenced by an option agreement (an "Option Agreement"), which shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Board, in a form satisfactory to the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

          (c)  Options automatically granted to Directors pursuant to this
Section 5 shall be in addition to the Annual Director Fee or any other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

          (d) An Option shall vest in four (4) equal amounts of 25,000 Shares per year over four (4) years, provided that no Shares subject to a Director's Option shall vest in any fiscal year in which the Director attends less than seventy-five percent (75%) of the Board meetings held for that
fiscal year.   Failure to attend the requisite number of meetings during a given year will cause a forfeiture of the 25,000 Shares subject to the Option that were eligible to vest in that year. In the event a Director ceases to serve as such for any reason, the unvested Shares subject to the Option will not accelerate, and the Option shall only be exercisable for the number of Shares that vested prior to the Director ceasing to serve as a Director.

          (e)  Except for the automatic grants of Options under subparagraph
(a) of this Section 5 and the issuance of Shares of Common Stock to Directors under Section 4 above, no Options or Shares shall otherwise

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be granted hereunder, and the Board shall not have any discretion with respect to the grant of Options or issuance of Shares of Common Stock within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule.

     6. Option Price. The option price per Share of any Option granted pursuant to this Plan to Directors elected at the June 13, 1996 Annual Meeting of Shareholders shall be the Share Price, and, thereafter, shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     7. Exercise of Options. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 8; provided, however, that no Option shall be exercisable prior to six (6) months from the Date of Grant. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Company in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. The option price of any Shares purchased shall be paid solely in cash, by check or money order, or by a combination of the above.

     8. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a) three (3) months after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death or permanent disability of the Optionee;

          (b) fifteen (15) months after the date that an Optionee ceases to be a Director by reason of death of the Optionee or six (6) months after the Optionee shall die if such death shall occur during the three (3) month period described in Subsection 8(a);

          (c) twelve (12) months after the date that an Optionee ceases to be a Director by reason of the permanent disability of the Optionee; or

          (d) the tenth (10th) anniversary of the Date of Grant of the Option.

     9. Adjustment of Shares. (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

            (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being issued or optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so issued or optioned; and

           (ii) appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate option price.

          (b) Pursuant to the Plan, the number of shares subject to an Option and the applicable option price are subject to proportionate adjustment in the event of stock dividends, stock splits or any other recapitalizations effected without receipt of consideration by the Company. In the event of merger, consolidation or other like reorganization of the Company, an appropriate substitution for the stock subject to each Option shall be made. An appropriate substitution of stock shall also be made in the event of a merger, consolidation or reorganization in which the Company is not the surviving or resulting corporation.

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          (c)  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under this Plan.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate
(i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     10. Transferability of Options. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that so long as an Optionee lives, only such Optionee or his or her guardian or legal representative shall have the right to exercise the related Option.

     11. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

            (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, if applicable, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

           (ii) A representation, warranty or agreement, if applicable, to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     Share certificates issued to an Optionee who is a party to any shareholder agreement or a similar agreement shall bear the legends contained in such agreements.

     12. Administration of the Plan. (a) To the extent any administration is required, this Plan shall be administered by the Board.

          (b) The Board, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The determinations and the interpretation and construction of any provision of this Plan by the Board shall be final and conclusive.

          (c) Any and all decisions or determinations of the Board shall be made either (i) by a majority vote of the members of the Board at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Board.

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          (d)  This Plan is intended and has been drafted to comply with Rule
16b-3, as amended, under the Exchange Act. If any provision of this Plan does not comply with Rule 16b-3, as amended, this Plan shall be automatically amended to comply with Rule 16b-3, as amended.

     13. Interpretation. (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

          (b) THIS PLAN SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

     14. Amendment. The shareholders of the Company or the Board may alter or discontinue the Plan, provided that such action may not materially affect outstanding Options theretofore granted or Common Stock theretofore issued and provided that no such action of the Board may, without the approval of shareholders, alter the provisions of the Plan so as to (i) increase the total number of Shares that may be purchased pursuant to any Option (except to reflect stock dividends, stock splits or similar recapitalizations), (ii) decrease the option price of any Option, (iii) extend the option period for any Option, or (iv) materially increase the benefits under the Plan. This Plan shall not be amended more than once every six (6) months, other than to comport with applicable changes to the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     15. Effective Date and Termination Date. The effective date of this Plan or any amendment thereto is the date on which the Board adopted this Plan or such amendment; provided, however, if this Plan is not approved by the shareholders of the Company within twelve (12) months after the effective date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. This Plan shall terminate on May 17, 2006, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised, but in no event longer than ten (10) years from the Date of Grant.